UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 12, 2009

____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 338-9119
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2009, National Instruments Corporation (the “Company”) notified the Nasdaq Stock Market (“Nasdaq”)  pursuant to Nasdaq Listing Rule 5605(b)(1)(A) that at its Annual Meeting of Stockholders held earlier that day, one director (Duy-Loan T. Lee) was reelected to its Board of Directors and, as of such election of directors, two directors (Dr. Ben G. Streetman and R. Gary Daniels) did not stand for reelection and are no longer serving on its Board.  As a result, the Company currently has six directors, three of whom are "independent directors" under applicable Nasdaq rules.  As such, the Company is not currently in compliance with the "majority independent board" requirement of Nasdaq Listing Rule 5605(b)(1) and intends to rely on the cure period provision of Rule 5605(b)(1)(A).

On May 13, 2009, in response to the Company's notification, the Company received a notice from the Nasdaq Listing Qualifications staff ("Nasdaq Notice"), confirming that the Company was not in compliance with the independent director requirement as set forth in Nasdaq Listing Rule 5605.  The Nasdaq Notice indicated that consistent with Nasdaq Listing Rule 5605(b)(1), Nasdaq will provide the Company with a cure period to regain compliance as follows: (i) until the earlier of the Company's next annual shareholders' meeting or May 12, 2010 or (ii) if the Company's next annual shareholders' meeting is held before November 9, 2009, then the Company must evidence compliance no later than November 9, 2009.  If the Company does not regain compliance by such date, Nasdaq rules require the Nasdaq Staff to provide written notice to the Company that its securities will be delisted and, at that time, the Company may appeal the delisting determination.  On May 18, 2009, the Company issued a press release announcing that it had received the Nasdaq Notice. A copy of the press release is attached hereto as Exhibit 99.1.

The Company currently intends to appoint an additional independent director to its Board prior to the end of the cure period provided by the Nasdaq rule.

Item 7.01. Regulation FD Disclosure.

As noted in Item 3.01, the Company issued a press release related to the Nasdaq Notice. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ DAVID G. HUGLEY
David G. Hugley Vice President & General Counsel; Secretary

Date:  May 18, 2009